Exhibit 99.1

    EDO Receives $86 Million Order for CREW 2.1 Counter-IED Systems

    NEW YORK--(BUSINESS WIRE)--Dec. 12, 2007--On December 10, the Department of Defense announced that EDO Corporation (NYSE: EDO) has received orders for 1,136 additional "CREW 2.1" vehicle-mounted electronic jammers, to be delivered by April, 2008. This fixed-price award of $86.5 million is for the EDO model known as the CVRJ (CREW Vehicle Receiver/Jammer) system.

    In making this award, the Naval Sea Systems Command and the Program Executive Office for Littoral and Mine Warfare exercised options included in the original contract competitively awarded to EDO on April 6. That contract includes options for up to 10,000 units, of which 8,736 have now been exercised. On September 7, the Department of Defense announced their intention to award an additional contract with options for up to 15,000 CVRJ units. If awarded, this would bring the potential CVRJ units to 25,000.

    In addition, on April 13 EDO received a contract for up to 10,000 units of its MMBJ (Mobile Multi-Band Jammer) version, of which 1,100 have been ordered to date.

    On November 5, in connection with the pending merger of EDO with ITT Corporation (NYSE: ITT), EDO filed proxy materials containing financial projections through the year 2011. These projections included the estimated revenue for all 35,000 possible units described above. However, no guarantee can be made that the DoD will order all 35,000 units.

    EDO Corporation (www.edocorp.com) designs and manufactures a diverse range of products for defense, intelligence, and commercial markets. Major product groups include: Professional and Engineering Services, Defense Electronics, Communications, Aircraft Armament Systems, Undersea Warfare, and Integrated Composite Structures. EDO's advanced systems are at the core of the transformation to lighter, faster, and smarter defense capabilities.

    With headquarters in New York, EDO Corporation (www.edocorp.com) employs 4,000 people worldwide. The company was founded in 1925 and had revenues of $715 million in 2006. On September 17, EDO announced that it has reached an agreement to be acquired by ITT Corporation.

    Disclaimer

    This communication is being made in respect of the proposed merger involving EDO and ITT Corporation. In connection with the proposed merger, EDO filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC"), a copy of which was mailed to the shareholders of EDO. Before making any voting decision, EDO'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY EDO WITH THE SEC REGARDING THE MERGER CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC's website at www.sec.gov. EDO's shareholders may obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165, telephone: 212-716-2000, or from EDO's website, www.edocorp.com.

    EDO and its directors and executive officers may be deemed to be participants in the solicitation of proxies from EDO's shareholders with respect to the proposed merger. Information regarding EDO's directors and executive officers and their ownership of EDO common stock is set forth in EDO's annual report on Form 10-K for the fiscal year ended December 31, 2006, which was filed on March 8, 2007, and EDO's proxy statement for EDO's 2007 Annual Meeting of Shareholders, which was filed on April 30, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed merger is contained in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger.

    CONTACT: EDO Corporation
             William A. Walkowiak, CFA, 212-716-2038
             Vice President of Investor Relations
             ir@edocorp.com
             or
             Media Relations:
             Sara Banda, 212-716-2071
             media@edocorp.com